EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of our report relating to the financial statements of Embratel Participações S.A. dated March 17, 2004 (except with respect to the matters discussed in Note 30 and 31, as to which the date is May 21, 2004), appearing in the Current Report on Form 8-K of MCI, Inc.

/s/ DELOITTE TOUCHE TOHMATSU

DELOITTE TOUCHE TOHMATSU

Auditores Independentes

Rio de Janeiro, Brazil

May 25, 2005